Exhibit 99.1
Sunnova Closes Securitization of Residential Solar Loan Agreements

HOUSTON, TX — June 22, 2020 - Sunnova Energy International Inc. (“Sunnova”) (NYSE: NOVA), a leading U.S. residential solar and energy storage service provider, announced today it has closed its second solar-loan securitization and sixth residential solar securitization overall.

“Once again, the secured financing market has recognized the value and importance of providing superior customer service for solar and storage offerings,” said William J. (John) Berger, Chief Executive Officer of Sunnova. “Despite the current dislocation in the structured finance markets, we were still able to achieve an implied blended yield of approximately 3.75% and an overall advance rate of approximately 87.5% on a loan-to-value basis.  The combination of our proven track record and excellent payment performance on prior securitizations, together with our well-capitalized corporate balance sheet, strong recurring cashflows and focus on providing best-in-class customer service, resulted in extremely strong demand and pricing for this securitization. We do anticipate further improvements in the solar securitization cost of debt as the market continues to heal and recognize the payment performance results through this economic and health crisis. This latest transaction will help us add yet another chapter to our growth story as we continue to power energy independence for our customers.”

The two-tranche securitization includes $135.850 million in A- (sf) rated 2.98% notes and $22.642 million in subordinated BB- (sf) rated 7.25% notes. The notes are backed by a diverse portfolio of over 5,000 solar loans distributed across 17 states and territories including Puerto Rico and the Commonwealth of the Northern Mariana Islands. The weighted average customer FICO score of the related customers at the time of origination is 735. Sunnova intends to use the proceeds from the sale of the notes for the payment of expenses related to the offering of the notes, the repayment of one or more currently existing financing arrangements of Sunnova’s subsidiaries and for general corporate purposes.

Credit Suisse was the sole structuring agent and bookrunner for the securitization.

ABOUT SUNNOVA

Sunnova Energy International Inc. (NYSE: NOVA) is a leading residential solar and energy storage service provider, with customers across the U.S. and its territories. Sunnova's goal is to be the source of clean, affordable and reliable energy, with a simple mission: to power energy independence so that homeowners have the freedom to live life uninterrupted™.

For more information, visit www.sunnova.com, follow us on Twitter @Sunnova_Solar and connect with us on Facebook.

DISCLAIMERS

The Notes have not been and will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States except pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, and shall not constitute an offer, solicitation of an offer or sale of any securities in any state in which such offer, solicitation or sale would be unlawful. Any offer of the notes will be made only by means of a private offering circular.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements generally relate to future events or Sunnova's future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as "may," "will," "should," "expect," "plan," "anticipate," "going to," "could," "intend," "target," "project," "contemplates," "believe," "estimate," "predict," "potential" or "continue" or the negative of these words or other similar terms or expressions that concern Sunnova's expectations, strategy, priorities, plans or intentions. Forward-looking statements in this release include, but are not limited to, statements regarding our future growth, asset performance, service levels, financial condition and cashflows, the solar securitization market, cost of debt, and payment performance. Sunnova's expectations and beliefs regarding these matters may not materialize, and actual results in future periods are subject to risks and uncertainties that could cause actual results to differ materially from those projected, including risks regarding our ability to forecast our business due to our limited operating history, the effects of the coronavirus disease pandemic on our business and operations, results of operations and financial position, our competition, fluctuations in the solar and home-building markets, availability of capital, our ability to attract and retain dealers and customers and our dealer and strategic partner relationships. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including those more fully described in Sunnova's filings with the Securities and Exchange Commission, including our Annual Report on 10-K for the year ended December 31, 2019 and our Quarterly Report on 10-Q for the quarter ended March 31, 2020. The forward-looking statements in this release are based on information available to Sunnova as of the date hereof, and Sunnova disclaims any obligation to update any forward-looking statements, except as required by law.

INVESTOR & ANALYST CONTACT

Rodney McMahan
Sunnova Energy International Inc.
Rodney.McMahan@sunnova.com
(281) 971-3323

PRESS & MEDIA CONTACT

Kelsey Hultberg
Sunnova Energy International Inc.
Kelsey.Hultberg@sunnova.com